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                                                       Exhibit 5

                          March 2, 1995

Sprint Corporation
P.O. Box 11315
Kansas City, Missouri  64112

     Re:  3,134,600 Options and 3,134,600 Shares of Common Stock
          (par value $2.50 per share) of Sprint Corporation, issuable in connection with the Management Incentive
          Stock Option Plan

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 3,134,600 options (the "Options") to purchase a share of your Common Stock, $2.50 par value, and 3,134,600 additional shares of your Common Stock ("Additional Shares"), referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the corporate proceedings taken by your Board of Directors and officers in connection with the authorization and issuance of the Options and the Additional Shares and related matters, and I have reviewed such documents, records and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. Subject to approval of the Management Incentive Stock Option Plan (the "Plan") by your stockholders, the Options and the Additional Shares have been duly and validly authorized and, assuming the stockholders approve the Plan, when (i) the Registration Statement has become effective under the Act and (ii) the Options and the Additional Shares are issued and sold in the manner and upon the terms set forth in the Plan, such Options and Additional Shares will be legally issued, fully paid and nonassessable.

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     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.



                                        Very truly yours,

                                        /s/ Don A. Jensen

                                        Don A. Jensen
DAJ/lb